MEMORANDUM OF AGREEMENT OF LEASE

1.	THE PREMISES
The Landlord hereby lets the Premises to the Tenant, who hereby hires the Premises upon the terms and subject to the conditions set out in Part A and Part B hereof. PART A SCHEDULE

2.
2.1	THE LANDLORD	HY JACK PROPERTY HOLDINGS CC
2.2	ADDRESS OF LANDLORD	48 MILNER ROAD, METRO INDUSTRIA PAARDEN EILAND 7405
3.
3.1	THE TENANT	SUREPURE MARKETING SOUTH AFRICA (PTY) LTD REG NUMBER: 2007/031989/07 VAT NUMBER: 4240213324
3.2	ADDRESS OF TENANT	BLOCK D 3 LAGOON GATE DRIVE MILNERTON 7441
4.	THE PREMISES	UNIT 2; 4 ACTEON STREET, PAARDEN EILAND ERF NUMBER; 17368 PAARDEN EILAND
5.	COMMENCEMENT DATE	01 MAY 2008
6.	THE INITIAL PERIOD	1 YEAR
7.
7.1	BASIC MONTHLY RENTAL FOR FIRST YEAR OF INITIAL PERIOD	R 12 000.00 PLUS VAT
7.2	ESCALATION OF MONTHLY RENTAL PER ANNUM DURING INITIAL PERIOD	10% (Percent)
8.	BASE YEAR FOR RATES & TAXES
9.
9.1	THE RENEWAL PERIOD	(1) Years
9.2	BASIC MONTHLY RENTAL FOR FIRST YEAR OF RENEWAL PERIOD	R 13 200.00 PLUS VAT

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9.3	ESCALATION OF MONTHLY RENTAL PER ANNUM DURING RENEWAL PERIOD (PERCENTAGE)	10% (Percent)
10.	DEPOSIT	R 13 680.00
11	TENANT’S PROPORTTIONATE SHARE OF INCREASES IN RATES AND TAXES	%
12.	USAGE OF PREMISES	MANUFACTURE, TEST AND STORAGE OF PURIFYING EQUIPMENT
13.	LEASE COSTS
13.1	FEES	R 450-00
13.2	STAMPS	R

15.	INTERPRETATION	In this Agreement unless the context otherwise indicates:
	“the Building”	means the building in which the Premises are situate;
	“the Premises”	means the premises described in clause 4 and includes all the Landlord’s fixtures and fittings therein or appertaining thereto;
	“the Commencement Date”	means the date upon which the Lease commences as provided for in clause 5;
	“the Initial Period”	means the time period provided for in clause 6;
	“the Renewal Period”	means the period provided for in clause 9.1 commencing immediately after the effluxion of the Initial Period;
“the Prime Rate”

means the prime rate of interest (nominal annual compounded monthly) charged by ABSA Limited on overdraft to first class corporate borrowers in the private sector on an unsecured basis from time to time during the currency of this Agreement. In the event of a dispute between the parties as to such rate, a certificate by any branch manager of the said Bank, whose designation need not be proved, shall be final and binding on the parties;

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15.1

Words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include partnerships, trusts and bodies corporate and vice versa.

15.2	Reference to the Agreement means this Agreement and all annexures thereto.
15.3	The head notes to the paragraphs to this Agreement are inserted for reference purposes only and shall not affect the interpretation of any of the provisions to which they relate.
15.4

This Agreement shall be binding on and enforceable by the estates, heirs, executors, administrators, trustees, assigns, liquidators, curators or other legal representatives of the parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any party shall be deemed to include such party’s estate, heirs, executors, administrators, trustees, assigns, liquidators, curators or other legal representatives, as the case may be.

16.	COMMENCEMENT DATE AND PERIOD
This Lease shall:
	16.1	commence on the Commencement Date; and
	16.1	endure for the Initial Period.

17.	OPTIONAL TO RENEW
The Tenant shall be entitled to renew this Lease for the Renewal Period on the same terms and conditions as are contained herein, save that:
	17.1	there shall be no further right of renewal and
	17.2	the monthly rental shall be the rental determined pursuant to the provisions of clause 18.2, provided that in the event the parties agree to a rental and escalation shall be applicable the Renewal Period.

and provided that:

17.3	the Landlord shall not have lawfully cancelled this Lease at any time during the Initial Period; and
17.4	the tenant gives written notice to the Landlord by not later than six (6) months prior to the expiration of the Initial Period exercising its right of renewal.

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18.	RENTAL
18.1	The basic monthly rental for the first year of the Initial Period shall be the rental provided for in clause 7.1.
18.2

The monthly rental payable by the Tenant to the Landlord shall be increased on each anniversary of the Commencement Date by the percentage provided for in clause 7.2 of the monthly rental which was payable during the year preceding the anniversary date concerned.

18.3

Unless otherwise provided for in the Lease, the monthly rental for the Renewal Period shall be the estimated fair market rental for the Premises (having due regard to the terms of this Lease), as at the commencement of the Renewal Period with the fair market increases and/or escalations in rental for each of the ensuing years of the Renewal Period, determined as at the commencement of the Renewal Period, provided that:

18.3.1

in determining the fair market rental and the fair market increases and/or escalations as contemplated in clause 18.3, regard shall be had to the market value of the Premises, the net rate of return prevailing and the prevailing increases and/or escalations thereon and all other relevant factors:

18.3.2

within fourteen (14) days after delivery of the written notice referred to in clause 17.4, the parties shall endeavor to agree on the rental to be payable during the Renewal Period, but should the parties be unable to reach agreement as aforesaid within the prescribed period, then the amount of rental payable during the Renewal Period shall be settled in accordance with and subject to the provisions of the Arbitration Act, 1965 (or any statutory modification or re-enactment thereof) for the time being in force and shall be referred to two independent practicing valuers (and for the purposes hereof, any practicing estate agent shall be regarded as a valuer), one to be appointed by the Landlord and the other to be appointed by the Tenant;

18.3.3

The nomination of the valuers by the Landlord and the Tenant respectively, together with reference of the matter to such valuers for arbitration, shall be concluded within seven (7) days after the date of expiry of the fourteen (14) day period referred to in clause 18.3.2 and the said arbitration shall be completed by the valuers within fourteen (14) days after the date of reference of the matter to them;

18.3.4

if either party shall refuse or neglect to appoint a valuer for a period of seven (7) days after the other party has appointed its valuer and has served the party making default with notice to make the appointment, the valuer appointed by the party who has complied as aforesaid shall be entitled to act as sole arbitrator in the determination of the said rental;

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18.3.5

Should the two valuers be unable to reach agreement as to the rental so payable for the Renewal Period or any portion thereof within the period stipulated under clause 18.3.3, then they shall in writing appoint an umpire, but should such valuers be period of seven (7) days after being called upon by either party to do so, then the umpire shall be a person nominated by the President for the time being of the Law Society of the Cape of Good Hope, whose appointment may be made upon the request of either valuer;

18.3.6

the umpire shall have the absolute discretion to determine the procedure to be adopted and the parties shall procure that their respective valuers submit written motivations to the umpire for consideration;

18.3.7	the determinations of the valuers or the umpire, as the case may be, shall be final and binding on the parties and such determination shall not be subject to appeal and/or review;
18.3.8	the costs of any arbitration (including any reference to an umpire, should this be necessary) shall be borne in such manner as may be determined by the valuers or the umpire, as the case may be;
18.3.9	notwithstanding anything to the contrary herein contained or implied, the valuers or the umpire as the case may be, shall not be entitled to determine;
18.3.9.1

the monthly rental for the first year of the Renewal Period at no less than the monthly rental which was payable during the last month of the Initial Period increased by the percentage provided for in clause 7.2; and

18.3.9.2	the annual escalations for the Renewal Period at less than the percentage provided for in clause 7.2;
18.3.10

if as at the commencement of the Renewal Period, the rental so payable has not yet been determined, then, pending such determination, the Tenant shall pay, on account, of such rental, an amount equal to the minimum monthly rental payable under clause 18.3.9.1;

18.3.11

upon the determination of the actual rental so payable for the first year of the Renewal Period, any; amount unpaid or short-paid shall forthwith be paid by the Tenant to the Landlord, together with interest thereon calculated at the Prime Rate on each such underpayment or short-payment was made to the date of payment;

18.4

The Tenant shall pay the monthly rental in advance free of exchange and without deduction or set off on the first day of each and every month to the Landlord at the address provided for in clause 2.2 or at such other place as the Landlord may from time to time nominate in writing.

19.	USAGE

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19.1	The Tenant shall use the Premises only for the purpose provided for in clause 12.
19.2	The Premises shall be used for no other purpose whatsoever, without the Landlord’s prior written consent, which consent shall not unreasonably be withheld.
~~20.~~

~~SURETYSHIP~~

~~The Tenant shall procure that the surety provided for in clause 14 binds itself jointly and severally as surety and co-principal debtor to the Landlord for the due and proper fulfillment of all the obligations of and for the punctual payment of all sums which are or may become due by the Tenant arising out of this Lease by executing the Suretyship annexed hereto marked “B”, simultaneously with the execution of this Lease by the Tenant.~~

21.	RENTAL VARAITION
21.1	Should:
21.1.1

the rates and/or taxes payable in respect of the land upon which the premises is situate and/or in respect of the Premises itself be increases at any time/s during the period of this Lease so as to exceed the rates and taxes payable in respect of the period set out in clause 8; or

21.1.2	any new taxes be imposed upon the Landlord at any time during the period of this Lease in respect of the Premises and/or the Building and/or the land on which the Building is situate;
21.2	Any increase in rental in terms of 21.1 shall:
21.2.1	take effect from the date on which each such increase in the rates or new taxes become effective;
21.2.2	be dealt with as an increase to the monthly rental, equal to the Tenant’s proportionate share provided for in clause 11 of each such increase or new tax.
21.3

Should any dispute arise between the Landlord and the Tenant as to when any increase of rental in terms of this clause becomes effective, or the amount of any such increase, the decision of the Auditors of the Landlord for the time being as to such dispute shall be final and binding on the parties.

22.	TENANT’S RIGHTS AND OBLIGATIONS
The Tenant

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22.1

Rental

shall pay the monthly rental in advance, free of exchange and without deduction or set off, on the first day of each and every month to the Landlord at its domicilium chosen hereunder, or to such other person and/pr at such other place as the Landlord may from time to time nominate in writing;

22.2	Electricity
22.2.1

shall pay for all electricity consumed by the Tenant in or on the Premises including, without limiting the generality of the a foregoing, the electricity consumed in the operation of the air-conditioning apparatus serving the Premises (if any), wheresoever the air-conditioning apparatus may be situate;

22.2.2	shall not alter, interefere with or overload the electrical, lighting or heating installations in the Premises;
22.2.3	shall replace from time to time, at the Tenant’s cost, all fluorescent or incandescent light bulbs or tubes in the Premises;
22.2.4	shall notify the Landlord and the relevant authority should the electrical current to the Premises cease or become defective or be interrupted.
22.3	Water and Refuse Removal
22.3.1

shall, subject to clause 23.4 and provided there is at the time in question a separate water meter serving the Premises, pay for all water consumed on the Premises and shall notify the relevant authority should the water supply to the Premises cease or become defective or be interrupted.

22.3.2

shall pay to the authority concerned all sanitary, refuse removal and other local authority charges (other than assessment rates) in respect of the Premises, provided that should the Landlord be required to pay any of such amounts, then the Tenant shall on demand, refund the amount in question to the Landlord;

22.4	Maintain Interior
22.4.1

Shall keep and maintain in good order and condition at the Tenant’s cost, the interior of the Premises, including all the Landlord’s fixtures, fittings and appliances therein and all locks, keys and door handles and all glass windows and doors in respect thereof; and on termination of this Lease shall deliver the same to the Landlord in such good order and condition (fair wear and tear excepted);

22.4.2	shall maintain and keep the Premises clean as no such service shall be supplied by the Landlord;
22.5	Alterations

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22.5.1

shall not make any alterations or additions of any nature whatsoever to the Premises or the Building without the Landlord’s prior written consent (which consent shall not be unreasonably withheld) provided that the Tenant shall not at any time or under any circumstances have any claim whatsoever against the Landlord for improvements so effected to the Premises or the Building;

22.5.2

if any alterations or additions are made to the Premises or the Building with the Landlord’s prior written consent, then the Tenant shall, if so required by the Landlord, upon the termination of this Lease, reinstate the Premises (or Building as the case may be), to the same condition that it was prior to such alterations or additions;

22.6	Fixtures and Fittings
22.6.1	may at any time install any fixtures, fittings and equipment in the Premises for the purpose of carrying on the Tenant’s business;
22.6.2

may at any time and shall, prior to the termination of this Lease, remove any fixtures or fittings installed in terms of 22.6.1 provided that the Tenant shall, at its own cost and expense repair any damage caused by the installation and/or removal of such fixtures, fittings or equipment;

22.7	Notification of Defects
22.7.1	shall notify the Landlord in writing within fourteen (14) days after the Commencement Date of this Lease of any defects in the Premises:
22.7.2

shall, if he has not notified the Landlord as aforesaid, be deemed to have acknowledged that the Premises were received in good order and condition and the Tenant shall have no claim against the Landlord for any defect which may subsequently be found therein;

22.8	Air-conditioners and Blinds
22.8.1

shall not install any blind, air-condition or like device on or adjacent to any window of the Premises unless the manner of installation thereof has been approved in writing by the Landlord, which approval shall not be unreasonably withheld;

22.8.2

shall remove any blind, air or like device affixed in terms of 22.8.1 at the expiration or earlier termination of this Lease and reinstate the relevant part of the Premises to the same good order and condition as they were at the Commencement Date;

22.9	Advertising Signs

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22.9.1

shall not affix or paint any advertising sign on the exterior or on the windows, doors, roof or any other part of the Premises without the Landlord’s prior written consent, which consent shall not be unreasonably be withheld;

22.9.2	shall maintain the good appearance of any advertising sign erected in terms of 22.9.1 and keep that sign proper working order;
22.9.3

shall remove any sign affixed or painted in terms of 22.9.1 at the expiration or earlier termination of this Lease and reinstate the relevant part of the Premises to the same good order and condition as it was at the Commencement Date;

22.10

Municipal Regulations

shall, subject to the provisions of 22.5 above, at its own cost comply with all requirements of the Municipality and/or any other competent authorities in connection with the conduct of its business in the Premises;

22.11	No Assignment or Sub-Leasing
22.11.1	shall not cede any of its rights; delegate any of its obligations; or mortgage, pledge or encumber any of its rights under this Lease without the Landlord’s prior written consent;
22.11.2

shall not sublet, permit anyone else to occupy, or part with possession of the Premises or part thereof without the Landlord’s prior written consent, provided that the Landlord’s consent to subletting shall not be unreasonably withheld;

22.12	Floor of Premises shall not exceed the loading capacity of the floor or lay down of any floor covering which may subject any part of the floor of the Premises to damage of any nature;
22.13

No Withholding Payment

shall not be entitled to withhold, delay or abate payment of any amounts due to the Landlord in terms of this Lease by reason of any breach or alleged breach of the Landlord’s obligations hereunder;

22.14	Refuse shall ensure that refuse does not remain on or outside the Premises and shall make its own arrangements, at its own expense, for the removal thereof;
22.15	Blockage of Pipes
22.15.1	shall use its best efforts to prevent any blockage of sewerage or water pipes or drains in or connected with the Premises;
22.15.2	shall remove at the Tenant’s cost an obstruction or blockage in any sewerage, water pipes or drains serving the Premises exclusively, and where necessary repair the sewer pipe or drain concerned;

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22.16

Nuisance

shall not do anything or permit anything to be done in or on the Premises which may be or may become a nuisance or annoyance to or in any way interfere with the comfort of the other occupants of the Building;

22.17

No Claims

shall not have any claim of any nature against the Landlord for any loss, damage or injury which the Tenant may directly or indirectly suffer (even if such loss, damage or injury is caused through the negligence of the Landlord or the Landlord’s servants or employees) by reason of any latent or patent defects in the Premises or Building, or fire in the Premises or Building, or theft from the premises or by any reason of the Premises or Building or an part thereof being in defective condition or state of disrepair or any particular repair not being effected by the Landlord timeously or at all, or arising out of the vis major or casus fortuitous or any other cause either wholly or partly beyond the Landlord’s control, or arising out of any act or omission by any other tenant of the Building or arising out of a change of the Building’s name, its façade, appearance or any other feature thereof, or arising in any manner whatsoever out of the lift (if any) in the Premises or Building by any other cause whatsoever, for any purpose whatsoever, or arising from any other Tenant is advised to take the necessary steps to insure its interests;

22.18

Indemnity

indemnifies the Landlord against any claim made against the Landlord by any of for any loss, damage or injury suffered in or on the Premises in consequence of any act or omission by the Tenant or the Tenant’s servants agents.

22.19

Insurance

Shall not do or omit to do anything or keep in or on the Premises anything or allow anything to be done or kept in or on the Premises which in terms of any fire insurance policy held from time to time by the Landlord in respect of the Building and/or the Premises may not be done or kept therein, or which may render any policy(ies) void or voidable and the Tenant shall comply in all respects with the terms of any such policy(ies), provided that if any premium payable in respect of any such policy(ies) is increased:

22.19.1	by reason of the nature or scope of the business which the Tenant carries on in the Premises in terms of this Lease; or
22.19.2	as a result of the Tenant not complying with the aforesaid provisions;
22.20	Fire Requirements shall at its own cost install such fire fighting equipment as may be required and/or called for by the relevant authorities;

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22.21

Building

shall not be entitled to claim a remission or reduction of rent or cancellation of this Lease by reason of alterations or additions to the Building being carried out by the Landlord from time to time, provided that the Landlord shall use its best endeavors to ensure that as little inconvenience as it reasonably possible is caused to the Tenant.

22.22	Licenses shall be liable for obtaining all necessary licenses and permits in respect of the Tenant’s business
22.23	Forcible Entry shall repair any damage to the Building, both the interior and the exterior, caused by any actual or attempted forcible entry to the Premises by any person whomsoever;
22.24	Vacation of Premises shall on vacating the Premises, forthwith deliver all keys to the Landlord or its agents.
22.25	House Rules shall comply with the house rules stipulated by the Landlord from time to time in terms of clause 23.7 hereunder.
23.	THE LANDLORD’S RIGHTS AND OBLIGATIONS The Landlord shall:
23.1	Maintain Exterior at its own cost shall keep and maintain the exterior structure and roof of the Premises in good order and condition except:
23.1.1	for the glass in the windows and doors of the Premises; and
23.1.2	where such repairs are necessitated by any actual or attempted forcible entry to the Premises by any person whomsoever
23.2	Access may at any time;
23.2.1	have reasonable access to the Premises for the purpose of inspecting or repairing the Premises or any part of the Building or for any other purpose associated therewith;
23.2.2	repair or add to the Premises;

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23.2.3	alter the Premises when required to do so by any lawful Authority;
23.2.4

suspend the operation of the lifts (if any) serving the Premises for service and/or repair or any other similar purpose;

provided that the Landlord shall exercise its rights in terms hereof with the least possible inconvenience to the Tenant.

23.3	Future Tenants
23.3.1	may display in or near the Premises “TO LET” notices during the six months immediately preceding the expiration of this Lease, and a “FOR SALE” notice at any time during the period of this Lease;
23.3.2	may at all reasonable times show any prospective tenants or buyers the interior of the Premises;
23.3.3

may display on the Premises any notice which may be required by the Landlord or any of the Landlord’s tenants or prospective tenants in connection with any application for a license for any business to be carried on in the Premises.

23.4

Water

shall pay for water consumed in the building of which the leased premises forms a part and recover same on a pro rata basis for all water consumed in or on the Leased Premises if there is no separate water meter in respect of the Leased Premises, provided that the Landlord may at any time install a separate water mater in respect of the Leased Premises.

23.5

Municipal Regulations

shall not be obligated to effect any repairs and/or alterations and/or additions to the Premises or the Building in order to comply with the requirements or the Municipality and/or other competent Authorities in connection with the conduct of the Tenant’s business on the Premises.

23.6

No Warranty

does not warrant or represent that the Premises are fit for any specific purpose or that any permit or license in respect of the Premises or the conduct of the Tenant’s business therein will be granted or renewed.

23.7

House Rules

shall be entitled to stipulate house rules and regulations from time to time for the efficient management of the Building by the Landlord and/or for the general benefit of the tenants in the Building and/or to maintain the general appearance and tone of the Building at a high standard.

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24.	DESTRUCTION
24.1	Should the Premises be destroyed or damaged to an extent which prevents the Tenant from having beneficial occupation of the Premises, then:
24.1.1	this lease shall be deemed to have been cancelled upon such destruction or damage;
24.1.2	the Tenant shall have no claim against the Landlord as a result of such destruction or damage or cancellation
24.2	Should the Premises be damaged to a lesser extent than that which prevents the Tenant from having beneficial occupation of the Premises then:
24.2.1	this lease will not be cancelled;
24.2.2	the rental payable by the Tenant shall be reduced pro rata to the extent (if any) by which the Tenant is deprived of beneficial occupation of the Premises;
24.2.3	the Landlord shall at its own cost repair the premises as quickly as possible in the circumstances;
24.2.4	the Tenant shall have no claim of any nature whatever against the Landlord as a result of the said destruction or damage howsoever arising.
24.3

Should a dispute arise between the Landlord and the Tenant in respect of the amount of the rental payable by the Tenant in terms of clause 24.2.2, then that dispute shall be settled in accordance with and subject to the provisions of the Arbitration Act, 1965 or any statutory modification or re-enactment therefore, for the time being in force and pursuant thereto the arbitrator shall be appointed by the President for the time being of the Law Society of the Cape of Good Hope, whose appointment may be made upon the request of either party.

25.	BREACH
25.1	Should the tenant:
25.1.1	fail to pay any amount (including monthly rental) due by the Tenant in terms of this lease on due date and remain in default for five (5) days; or
25.1.2

commit any other breach of any terms of this Lease and fail to remedy that breach within a period of ten (10) days after the receipt of written notice to that effect from the Landlord and complete the remedying of such breach within seven (7) days or a reasonable time as maybe required in the circumstances, (except in the case of non payment of monthly rental which shall be paid on demand); or

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25.1.3

repeatedly breach any of the terms of this Lease in such manner as to justify the Landlord in holding that the Tenant’s conduct is inconsistent with the intention or ability of the Tenant to carry out the terms of this Lease; or

25.1.4

Commit an act of insolvency;

Then and in any one of such events, the Landlord shall be entitled, but not obliged, without prejudice to its rights to damages or to its right to eject the Tenant from the Premises or to any other claim or remedy of any nature whatever that the Landlord may have against the Tenant as a result thereof;

- by notice in writing addressed to the Tenant at the Premises to cancel this lease forthwith and to retake possession of the Premises; or

- in the case of 25.1.2, to remedy such breach and immediately recover the total cost incurred by the Landlord in so doing from the Tenant.

25.2

Should the Landlord institute action against the Tenant pursuant to a breach by the Tenant of this Lease, then without prejudice to any other rights which the Landlord may have, the Landlord shall be entitled to recover all legal costs incurred by it including Attorney/Client charges, tracing fees and such collection commission as the Landlord is obliged to pay to its Attorneys, from the Tenant.

25.3
25.3.1	Should the Landlord cancel this Lease and the Tenant dispute the Landlord’s rights to do so and remain in occupation of the Premises pending the determination of that dispute, then;
25.3.1.1	the Tenant shall continue to pay, on due date, all amounts due by the Tenant in terms of this Lease;
25.3.1.2	the Landlord shall be entitled to recover and accept those payments;
25.3.1.3

the acceptance by the Landlord of those payments shall be without prejudice to and shall not in any manner whatever effect the Landlord’s claim to cancellation of this Lease or any other rights of the Landlord whatsoever.

25.3.2

Should the dispute between the Landlord and the Tenant be determined in favour of the Landlord then the payments made to the Landlord in terms of 25.3.1 shall be regarded as damages paid by the Tenant on account of the loss sustained by the Landlord as a result of the holding over by the Tenant of the Premises.

25.4

The Landlord shall be entitled as its option to institute any legal proceeding which may arise out of or in connection with this Lease in any Magistrate’s Court having jurisdiction, notwithstanding the fact that the claim or value of the manner in dispute might exceed the jurisdiction of such Magistrate’s Court in respect of the cause of action.

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25.5

Without prejudice to all or any of the Landlord’s right granted hereunder, should the Tenant fail to pay the said monthly rental or any other sum(s) which may become due by the Tenant to the Landlord on due date then in either or both or such events, the Tenant shall pay to the Landlord interest thereon at a rate equal to three percent per annum above the Prime Rate from the due date of payment to the actual date of payment.

26.	GENERAL
26.1	Not variation of this Agreement shall be of force or effect unless it is in writing and is signed by both the Landlord and the Tenant.
26.2

This lease contains all the terms and conditions of the Agreement between the Landlord and the Tenant. The parties acknowledge that there are no understandings, representations of terms between the Landlord and the Tenant in regard to the letting of the Premises other than those set out herein.

26.3

No act of relaxation on the part of the Landlord in regard to the carrying out of any of the Tenant’s obligations in terms of this Lease shall prejudice or be a waiver of any of the Landlord’s rights in terms hereof.

27.	NOTICE AND DOMICILIA
27.1

Each of the parties chooses domicilium citandi et executandi (“domicilium”) for the purposes of the giving of any notice, the payment of any sum, the serving of any process and for any other purposes arising from this agreement at their respective addresses set forth in clauses 2.2 and 4 hereof.

27.2

Each of the parties shall be entitled from time to time, by written notice to the others to vary its domicilium to any other address within the Republic of South Africa which is not a post office box or poste restante.

27.3	Any notice given and any payment made by a party of the others (‘the addressee”) which:
27.3.1

is delivered by hand during the normal business hours of the addressee at the addressee’s domicilium for the time being shall be presumed, until the contrary is proved by the addressee, to have received by the addressee at the time of delivery;

27.3.2

Is posted by prepaid registered post from an address within the Republic of South Africa to the addressee at the addressee’s domicilium for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the fourth day after the date of posting.

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27.4

Where, in terms of this Agreement any communication is required to be in writing, the term “writing” shall include communications by telex or facsimile. Communications by telex or facsimile shall, unless the contrary is proved by the addressee, be deemed to have been received by the addressee one hour after the time of transaction

28.

COSTS

The costs of the Landlord’s attorneys for preparing this Agreement of Lease, together with the draft and redrafting thereof, attendances incidental hereto and stamp duty applicable hereon shall be borne by the Tenant.

29.	DEPOSIT
29.1

The Tenant shall provide the Landlord on the signing on the this agreement of lease or on occupation, whichever is the earlier, a Deposit in terms of Clause 10 of the Schedule, against any breach of this agreement of lease and/or as Deposit against any damage which may be done to the leased premises during the currency of this lease.

29.2

The Landlord shall have the right, as its own instance, to make a claim or claims against such Deposit, and interest payable thereon, in order to make good any damage to the leased premises and/or to clean the leased premises and remove waste material which may have been left behind on the Tenant’s vacating the leased premises and/or to compensate for any outstanding rental payments.

29.3

In the event of the premises being handed back to the Landlord in the same condition they were in at the commencement of this lease (fair wear and tear excepted) and no rental payments being due to the Landlord. The Landlord shall return to the Tenant the aforesaid Deposit as well as any interest which has accrued thereon.

30.	SPECIAL CONDITIONS
30.1

As and when requested, in writing, from time to time by the Landlord, the Tenant shall complete and sign a stop order or debit order or similar financial instrument drawn on a financial instruction to give effect to the payment of said monthly rental or any other sum(s) owed to the Landlord.

30.2	The Tenant shall not be deemed to have paid monthly rental or any other sum(s) so owing, merely by reason of having completed and signed a financial instrument referred to in 29.1.
30.3

Failure to pay the said monthly rental or any other sum(s) owing, shall include, but not necessarily be limited to the event(s) of any financial institution refusing to honour or give value for the Tenant’s cheque, stop order, debit order or any other financial instrument presented by the Tenant or his nominee as payment.

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31.	CLAUSE FOR TENANT PROFILE NETWORK The tenant hereby consents to and authorities the landlord to all times:

a)	Contact, request and obtain information from any persons, businesses or credit bureaus relevant to assessment of the behavior, profile, payment patterns and creditworthiness of the tenant.
b)	Furnish information concerning the behavior, profile, payment patterns and creditworthiness of the tenant to any credit bureau or similar service or to a person or business seeking a trade reference regarding the tenants’ dealings with the landlord.

DATED at 25, April 2008	this 25 day of April, 2008.
AS WITNESSES:	LANDLORD
1.
HY Jack Property Holdings CC
2.	Who warrants that he is duly authorized thereto

DATED at	this 23 day of April, 2008.
AS WITNESSES: Milner	LANDLORD

1.	Tenant
/s/ Stephen Robinson
2.	Who warrants that he is duly authorized thereto

2. Who warrants that he is duly authorized thereto

EXTRACT FROM THE MINUTES OF A MEETING OF THE HELD AT

ON THIS	DAY OF	2008.

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RESOLVED:

That this COMPANY enters into an Agreement of Lease with in respect of the premises situate at Erf No. being Unit Number at Paarden Eiland, Cape Province, for the period to

RESOLVED FURTHER:

THAT

in his capacity as a DIRECTOR be and is hereby authorized to sign the necessary Agreement of Lease in order to bring into effect the above-mentioned Agreement.

CERTIFIED A TRUE EXTRACT

DIRECTOR